Exhibit 10.3

MASTER LICENSE AGREEMENT

by and among

GALILEO INTERNATIONAL TECHNOLOGY, LLC

AND

GALILEO INTERNATIONAL, LLC

AND

ORBITZ, LLC

AND

EBOOKERS LIMITED

AND

DONVAND LIMITED

AND

TRAVELPORT FOR BUSINESS, INC.

AND

TRAVELPORT DEVELOPMENT, LLC

AND

NEAT GROUP CORPORATION

Dated as of [______], 2007

MASTER LICENSE AGREEMENT (this “Agreement” or the “Master License Agreement”), dated as of [____], 2007 (the “Effective Date”), by and among Galileo International Technology, LLC (“Galileo International Tech”), a Delaware limited liability company, Galileo International, LLC (“Galileo International”), a Delaware limited liability company, Orbitz, LLC (“Orbitz”), a Delaware limited liability company, ebookers Limited (“ebookers”), a company organized under English law, Donvand Limited (“GTA”), a company organized under English law, Travelport for Business, Inc. (“TFB”), a Delaware Corporation, Travelport Development, LLC (“Travelport Development”), a Delaware limited liability company and Neat Group Corporation (“Neat Group”), a Delaware Corporation.  Each of Galileo International Tech, Galileo International, Orbitz, ebookers, GTA, TFB, Travelport Development and Neat Group is sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Section 6.17 hereof.

W I T N E S S E T H:

WHEREAS, Travelport Limited has determined to offer for sale a certain percentage of the common stock of Orbitz Worldwide, Inc. (“OWW”) in a registered public offering;

WHEREAS, in contemplation of OWW ceasing to be wholly-owned by Travelport, each of Travelport and OWW wish to clarify their rights to use certain technology and intellectual property of the other party and its Affiliates; and

WHEREAS, Orbitz Worldwide, LLC (“OWW LLC”) is a wholly owned subsidiary of OWW and is the operating company that serves as the parent company of each of the Orbitz Parties.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

LICENSE GRANTS

Section 1.1   Grant of License.  Each Party, in its capacity as a specified Licensor under the applicable schedule(s) attached hereto (each, a “Schedule”), hereby grants to each other Party that is specified as a Licensee under each such applicable Schedule, a license to Licensor’s rights in, to and under the Licensed Materials set forth on each such applicable Schedule for use in accordance with the Scope of Use set forth on such Schedule, effective as of the Effective Date (unless otherwise set forth in the applicable Schedule) and for the Term set forth on such Schedule (each, as further described on the applicable Schedule, a “License Grant,” and the terms and conditions of this Agreement together with the terms and conditions of each Schedule shall each be considered a “License Agreement” between the applicable Licensor(s) and Licensee(s) under such Schedule).  Each License Grant shall be non-exclusive, fully paid up and royalty-free, irrevocable (except as provided in Section 5.2(a)), worldwide, and non-sublicensable, except, in each case, to the extent expressly provided otherwise in the applicable Schedule.

Section 1.2  Modifications and Enhancements.  Licensee may create derivative works of, enhance and otherwise modify the Licensed Materials as set forth in the applicable Schedule.  Any such permitted derivative works, enhancements and other modifications to Licensed Materials shall be owned solely and exclusively by Licensee (subject to Licensor’s rights in the underlying Licensed Materials).

Section 1.3  License, Maintenance and/or Support Fees.

(a)       License Fees.

(i)  In exchange for the License Grants to the Travelport Parties by the Orbitz Parties made pursuant to Schedules 1 through 9 hereto, Travelport or one of its Affilaites shall pay to a designated Orbitz Party, a single, flat, one-time, upfront license fee of $[____], within sixty (60) days following the Effective Date (the “Travelport License Fee”).

(ii)   In exchange for the License Grants to the Orbitz Parties by the Travelport Parties made pursuant to Schedules 1 through 9 hereto, an Orbitz Party shall pay to a designated Travelport Party, a single, flat, one-time, upfront license fee of $[____], within sixty (60) days following the Effective Date (the “Orbitz License Fee”).

(iii)  If the Parties agree, the payments may be offset, such that Travelport or one of its Affiliates shall pay to the designated Orbitz Party, the difference between the Travelport License Fee and the Orbitz License Fee, and no further license fees shall be due from one Party to the other. The identity of the designated parties for payment shall be provided by written notice no less than fifteen (15) days before payment is due.

(b)  Maintenance and Support Fees.  Each Licensor shall provide each applicable Licensee or end user with maintenance and support services (“Maintenance and Support”) as provided in the applicable Schedule in exchange for an annual Maintenance and Support fee, which fee shall be as specified on the applicable Schedule.  The initial Maintenance and Support period shall be set forth in the applicable Schedule.  Upon expiration of the initial Maintenance and Support period, each applicable Licensee may separately elect to renew Maintenance and Support for additional periods.  The applicable Licensors shall offer to renew Maintenance and Support to each applicable Licensee upon the terms and conditions contained in this

Agreement, the applicable Schedule and any specific Maintenance and Support agreement entered into between the applicable Parties, for so long as the applicable Licensors are offering such or similar services to their other customers, but in any event, for at least as long as set forth in the applicable Schedule.  Such renewal shall be made pursuant to a written agreement or amendment signed by the applicable Parties’ authorized representatives.

(c)  Taxes and Other Assessments.  Each Licensee shall be responsible for all Taxes that may be imposed by a Governmental Entity on any and all payments with respect to a License Grant  made to a Licensor by such Licensee.  The Parties shall cooperate to avoid, or minimize if unavoidable, any multiple taxation by any Governmental Entities.

Section 1.4  Acknowledgement of Ownership; Reservation of Rights.  Each Licensee acknowledges and agrees that all Licensed Materials to which such Licensee receives a License Grant hereunder are the sole and exclusive property of the applicable Licensor, and that the applicable Licensor retains all right, title, and interest therein.  Any and all rights in, to and under the Licensed Materials not expressly granted pursuant to a License Grant hereunder are reserved to the applicable Licensor.

Section 1.5  Delivery.

(a)  Within five (5) business days following the Effective Date (or, if specified, such time set forth in the applicable Schedule), each Licensor will deliver the applicable Licensed Materials, in their then-current form and in the appropriate physical and/or electronic media, to each applicable Licensee at such address(es) as such Licensee shall designate.  Each Licensor will also so deliver to each applicable Licensee, on or immediately before such time Licensee ceases to be an Affiliate, any portions of the applicable Licensed Materials that have materially changed since the initial delivery.  Included as part of each Schedule shall be a listing of all technology and other intellectual property not included in the Licensed Materials but necessary for use of the Licensed Materials as currently used by the Licensor and its Affiliates.

(b)  In addition to the other provisions of this Article I, for six (6) months following the date hereof or date of delivery of the Licensed Materials (at the applicable Licensee’s election), each Licensor shall provide reasonable assistance, as requested by each Licensee in its implementation and use of the Licensed Materials, including in the form of discussions, telephone conversations, correspondence and other consultation and communications between technically qualified personnel.  The applicable Licensee shall pay Licensor’s reasonable out-of-pocket expenses in connection with the foregoing assistance.  Following such six (6) month period, assistance will be provided at Licensor’s then prevailing rate.  The foregoing is subject to each Licensor’s material resource constraints with respect to production or other revenue-generating resources.

Section 1.6  Maintenance, Updates and Development Support.  Each Licensee acknowledges and agrees that (a) the exercise of its rights under all applicable License Grants is at its sole risk and liability, and (b) except as set forth on the applicable Schedule, it has no rights to any updates, additions or replacements to the applicable Licensed Materials, or any development, maintenance, support or other services related thereto, from any other Party, from and after the Effective Date.

Section 1.7  Cooperation.  Each Party shall reasonably cooperate with the other Party in all matters relating to the License Grants and any related services or assistance provided in connection with a License Grant and to minimize the expense, distraction and disturbance to each Party, shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing and shall comply with all applicable laws and regulations.

Section 1.8  Additional Terms and Conditions.  In addition to the terms and conditions of this Agreement, the Licensors and Licensees under each Schedule shall also be bound by any additional terms and conditions set forth in such Schedule as if such terms and conditions were set forth in this Agreement.

Section 1.9  Assignment of Licensed Materials.  For the avoidance of doubt, if a Licensor assigns all or any portion of its right, title or interest in or to any Licensed Materials, such assignment shall be subject to the terms and conditions of this Agreement, including all applicable License Grants.

ARTICLE II

INTELLECTUAL PROPERTY PROTECTION

Section 2.1  Prosecution and Maintenance.  Except as otherwise expressly set forth in a Schedule, the applicable Licensor shall have the sole right and discretion to prosecute and maintain any patents and any trademark, copyright and other intellectual property registrations or applications with respect to, or included in, any Licensed Materials.  Any such prosecution and maintenance shall be at such Licensor’s sole cost and expense, unless any Licensor and Licensee expressly agree otherwise.  Licensor expressly is not undertaking any obligation to prosecute, maintain or police any of its patents or other intellectual property, except as may be expressly provided in a Schedule.

Section 2.2  Notices of Infringement.  If a Licensee becomes aware of any infringement or other violation of any Licensed Materials, such Licensee shall promptly notify the applicable Licensor.

Section 2.3  Enforcement and Defense of Licensed Materials and Patents.  Except as otherwise expressly set forth in a Schedule, the applicable Licensor shall have the sole right and discretion to (a) initiate, defend, and control, at their own expense, all assertions, actions, suits and proceedings with respect to infringement or other violation of any Licensed Materials, and (b) defend, and control, at its own expense, all assertions, actions, suits and proceedings by Third Parties that assert the invalidity or unenforceability of any Licensed Materials (each, an “Infringement Action”).  Licensor shall be entitled to keep all proceeds arising from any such assertions, actions, suits and proceedings brought by it and any settlements or compromises thereof.

Section 2.4  Bankruptcy-Related Matters.   Notwithstanding any other provision of this Agreement to the contrary, in the event a Licensor becomes subject to any bankruptcy or similar proceedings:  (a) all License Grants to each applicable Licensee shall be deemed fully retained by and vested in such Licensee as protected intellectual property rights under Section 365(n) of the United States Bankruptcy Code (and similar laws in other jurisdictions) (“Section 365(n)”); and (b) each Licensee shall have all of the rights afforded to licensees under Section 365(n).  The Parties agree that upon any election by an applicable Licensee pursuant to Section 365(n)(1)(B) of the Bankruptcy Code, such Licensee shall be entitled to continue to exercise the license granted under this Agreement.  In the event of commencement of bankruptcy proceedings by or against a Licensee, such Licensee or  trustee in bankruptcy, as applicable, shall be entitled to assume the applicable License Grants and shall be entitled to retain all such License Grants.

ARTICLE III

CONFIDENTIALITY

Section 3.1  Protection of Confidential Information.  In connection with the License Grants from each applicable Licensor to each applicable Licensee, each such Licensee may receive confidential and proprietary information of such Licensor, including proprietary information concerning inventions, trade secrets, confidential know-how and other confidential technical, business or operational information related to the businesses of such Licensor (the “Confidential Information”).  All Confidential Information shall remain the exclusive property of the applicable Licensor, and the applicable Licensee may not disclose any Confidential Information of such Licensor to any Third Party, provided that the receiving party may disclose, on a need-to-know basis, such Confidential Information to its third party subcontractors who have signed non-disclosure agreements with the receiving party, and/or to its current employees, consultants, agents, officers, directors and/or legal or financial representatives.  Each applicable Licensee shall maintain the Confidential Information of the applicable Licensors with with at least the same degree of care (which in no event shall be less than reasonable care) as it uses to protect its own Confidential Information.  In furtherance of such obligation, each such Licensee shall instruct its employees and Third Party contractors and consultants, as well as its Affiliates, as to the confidentiality obligations hereunder.

Section 3.2  Limitations.  With respect to each Licensee, Confidential Information of a Licensor will not include information which:  (a) becomes available to the public through no fault or negligence of the applicable Licensee, (b) was already rightfully known to the applicable Licensee (other than by previous disclosure by the applicable Licensor) as of the date hereof and not subject to any duty of confidentiality to the Licensor or its Affiliates, (c) is independently developed by such Licensee or its Affiliates without reference to any Confidential Information, or (d) after the date hereof, is lawfully and in good faith made available or known to such Licensee by a Third Party not connected with the applicable Licensor and without an obligation of confidence to such Licensor, directly or indirectly.

Section 3.3  Required Disclosure.  If a Licensee is required by order of any court or other Governmental Entity to disclose any Confidential Information in its possession, such Licensee shall provide the applicable Licensor with prompt written notice of any such requirement, so that such Licensor may seek an appropriate protective order or waive compliance with the confidentiality provisions of this Agreement.  Such Licensee will not oppose action by such Licensor to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information, and will cooperate and comply with, at such Licensor’s expense, all reasonable requests by such Licensor related thereto.  For purposes of this Section 3.3, any disclosure made in connection with the disclosure requirements of the securities laws or regulations of any country shall be deemed to be “an order of any court or other Governmental Entity.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES; DISCLAIMER AND LIMITATION OF LIABILITY

Section 4.1  Representations and Warranties.  Each Party under a License Agreement hereby represents and warrants to each other Party under such License Agreement that:

(a)  such Party (i) is duly incorporated, validly existing and in good standing under the laws applicable to it and (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b)  the execution, delivery and performance by such Party of this Agreement and the transactions contemplated hereby:  (i) have been duly authorized by all necessary corporate action on the part of such Party and (ii) do not contravene the terms of such Party’s organizational documents as presently in effect.

(c)  no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Person is necessary or required in connection with the execution, delivery or performance by such Party of this Agreement.

(d)  this Agreement has been duly executed and delivered by such Party, constitutes the legal, valid and binding obligations of such Party, and is enforceable against each Party in accordance with its applicable terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.2  Disclaimer.  Except as otherwise expressly set forth in a Schedule, nothing in this Agreement is or shall be construed as:  (a) a grant of any license which any Licensor does not possess the right to grant, (b) a warranty or representation by any Licensor as to the validity, enforceability or scope of any intellectual property included in any Licensed Materials, (c) a warranty or representation that anything made, used, sold or otherwise disposed of under any License Grant is or will be free from infringement of any intellectual property rights of any third Person, and (d) an obligation to bring or prosecute actions or suits against third Persons for infringement of any Licensed Materials.

Section 4.3  NO REPRESENTATIONS AND WARRANTIES.  EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4.1 OR A SCHEDULE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING REGARDING ANY OF THE LICENSE GRANTS AND THE APPLICABLE LICENSED MATERIALS, INCLUDING ANY AND ALL REPRESENTATIONS AND WARRANTIES REGARDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTS AND THE APPLICABLE LICENSED MATERIALS ARE PROVIDED ON AN “AS IS” BASIS WITH ALL FAULTS, AND LICENSEE ASSUMES ALL RISKS IN CONNECTION WITH ITS EXERCISE OF ANY RIGHTS UNDER THE LICENSE GRANTS.

Section 4.4  Limitation of Consequential Damages.  EXCEPT WITH RESPECT TO ANY BREACH OF THE CONFIDENTIALITY PROVISIONS HEREIN AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A SCHEDULE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, NO PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS, REVENUE OR OPPORTUNITY) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.  THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGES OR OTHER RELIEF ARE SOUGHT BASED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

ARTICLE V

TERM AND TERMINATION

Section 5.1  Term.  This Agreement shall continue in effect for so long as at least one License Grant is in effect.  Each License Grant shall continue in effect for the Term specified on the applicable Schedule.

Section 5.2  Termination.

(a)  A Licensee under a License Agreement may terminate such License Agreement (solely with respect to such Licensee) at any time upon thirty (30) days prior written notice to the applicable Licensor.

(b)  Except to the extent of any express termination rights set forth in Section 5.2(a) or in a Schedule, the License Grants are intended to be irrevocable and may not be terminated prior to the expiration of the applicable Term, except by mutual written agreement of the applicable Parties.  Each Party shall be entitled to preliminary and permanent injunctions, temporary restraining orders, and other equitable relief as contemplated by Section 6.7 (Equitable Relief), and other customary relief, subject to any disclaimers and limitations set forth herein.

Section 5.3  Survival.  Articles III, and VI and Sections 4.3, 4.4 and 5.3 shall survive any expiration or termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1  Assignment.

(a)  No (i) Licensee may assign or otherwise transfer a License Agreement, or any of its rights, interests or obligations thereunder, without the prior written consent of the Licensor(s) under such License Agreement, and (ii) Licensor may, with respect to any Licensee under a License Agreement,  assign or otherwise transfer such License Agreement, or any of its rights, interests or obligations thereunder, without the prior written consent of such Licensee under such License Agreement, except, in each case, that any Party may assign or otherwise transfer any or all of the foregoing to an Affiliate of such Party or in connection with a merger, sale, transfer or other disposition of all or substantially all of the portion of such party’s business to which the License Agreement relates.

(b)  In the event that an Affiliate of a Licensee ceases to be an Affiliate of such Licensee (such Affiliate, a “Divested Affiliate”), any sublicenses to such Divested Affiliate under any License Agreement will, subject to the terms and conditions of the applicable sublicense agreement by which the Divested Affiliate received its sublicense (each, a “Sublicense Agreement”), continue for the term of the License Grant to the Licensee that granted the sublicense to the Divested Affiliate (the “Granting Licensee”); provided, that, notwithstanding any broader sublicense grant by the Granting Licensee to the Divested Affiliated under such Sublicense Agreement, following the divestiture of the Divested Affiliate (a “Divestiture”):  (i) the scope of use under such sublicense shall be no broader than the businesses in which the Divested Affiliate is either (1) engaged as of the Divestiture or (2) expected, as of the effective date of the Divestiture, to be engaged pursuant to bona fide, written business plans (and without restriction on the volume of use within that scope of use), and (ii) if such sublicense includes the right to further sublicense the Licensed Materials, the Divested Affiliate may only grant sublicenses within the scope of use set forth in Section 6.1(b)(i).

(c)  Divested Affiliates shall continue to receive any applicable Maintenance and Support that such Divested Affiliates were receiving prior to the Divestiture, under the then-current terms and conditions by which the Granting Licensee receives such Maintenance and Support (without additional payments), for a transition period equal to the shorter of:  (i) one (1) year from the date of such Divested Affiliate’s Divestiture, unless the Divested Affiliate is GTA (or its successor), in which case five (5) years from the date of GTA’s Divestiture, and (ii) the period of time for which the Granting Licensee is entitled to receive Maintenance and Support under the applicable License Agreement (a “Transition Period”).  With respect to such Maintenance and Support that continues during a Transition Period, unless and to the extent that the applicable Divested Affiliate notifies the applicable Licensor to the contrary in writing, the applicable Licensor and the applicable Divested Affiliate shall use good faith efforts to agree, at least sixty (60) days prior to the end of the Transition Period, upon commercially reasonable terms (including pricing terms) for such Divested Affiliate’s continued receipt of Maintenance and Support following the foregoing period.

(d)  Any assignment or transfer in violation of the foregoing in this Section 6.1 shall be void.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 6.1  Relationship of the Parties.  Nothing in this Agreement shall be deemed to render any Party an agent of any other Party and or grant any Party any authority to bind any other Party, transact any business in the other Party’s name or on its behalf, or make any promises or representations on behalf of the other Party.  Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

Section 6.3  Governing Law and Submission to Jurisdiction.  This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction.  Subject to Section 6.7, each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6.5 (or to such other address for notice that such Party has given the other Parties written notice of in accordance with Section 6.5) shall be effective service of process for any litigation brought against it in any such court.  Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this

Agreement in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

Section 6.4  Entire Agreement.  This Agreement, including all Schedules, Exhibits, and Attachments hereto, constitute the entire agreement among the Parties relating to the subject matter hereof, and there are no further agreements or understandings, written or oral, among the Parties with respect thereto.  If and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Separation Agreement (or any other agreement entered into in connection with the Separation Agreement by the parties hereto or thereto), this Agreement shall control.

Section 6.5  Notices.  All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (that is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Galileo International Tech, Galileo International or Neat Group:

Galileo House
Axis Park
10 Hurricane Way
Langley Berkshire SL3 8AG
England
Attn:  Legal Department

If to Orbitz, Travelport Development, TFB or ebookers :

500 W. Madison Street
Suite 1000
Chicago, IL  60661
Attn:  Legal Department

If to GTA:

Gullivers House
27 Goswell Road
London EC1M 7GT
England
Attn:  Legal Department

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., New York City time, and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.6  Dispute Resolution.

(a)  In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, or the transactions contemplated hereby (a “Dispute”), upon the written notice of any Party hereto, the Parties shall attempt in good faith to negotiate a resolution of the Dispute for a period of twenty (20) days after the receipt of such notice.

(b)  Further to the foregoing, if any dispute, controversy or claim arising out of or relating to any obligation to reach agreement on the specific terms and conditions regarding any specified subject matter (e.g., the terms of a reseller agreement or for maintenance and support services) under this Agreement or any Schedule hereto or any other matter with respect to which the applicable Parties have expressly provided for arbitration in this Agreement or the applicable Schedule (a “Failure to Agree”) has not been resolved for any reason after twenty (20) days have elapsed from the receipt by a Party thereto of notice thereof, such Failure to Agree shall be determined, at the request of any relevant Party, by expedited arbitration conducted in New York City, before and in accordance with the then-existing Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), except as modified herein (the “Rules”).  The applicable Party shall provide the products or services with respect to which there is a Failure to Agree in good faith, pending resolution of the Failure to Agree and subject to the terms of such resolution.  There shall be three arbitrators.  Each Party shall appoint one arbitrator within ten (10) business days of receipt by respondent of a copy of the demand for arbitration. The two Party-appointed arbitrators shall have ten (10) business days from the appointment of the second arbitrator to agree on a third arbitrator (who shall have knowledge of the travel business and have no current or past relationship to any applicable Party ) who shall chair the arbitral tribunal.  Any arbitrator not timely appointed by the parties shall be appointed by the AAA  in accordance with the listing, ranking and striking method in the Rules, and in any such procedure, each Party shall be given a limited number of strikes, excluding strikes for cause.  The arbitrators’ fees shall be split equally between the Travelport Parties involved in the arbitration, on one hand, and the Orbitz Parties involved in the arbitration, on the other hand.  Any controversy concerning whether a Dispute is a Failure to Agree, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Section 6.6(b) shall be determined by the arbitrators.  In resolving any Failure to Agree, the Parties intend that the arbitrators shall apply the substantive Laws of the State of New York, without giving effect (to the fullest extent provided by law) to any choice of law principles thereof that would mandate the application of the laws of another jurisdiction.  The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable.  Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant parties or permitted by this Agreement, the relevant Parties shall keep, and shall cause the members of their applicable group to keep, confidential all matters relating to the arbitration or the award, and any negotiations, conferences and discussions pursuant to this Section 6.6(b) shall be treated as compromise and settlement negotiations; provided, that such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law or stock exchange.  Nothing said or disclosed, nor any document produced, in the course of any negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.  Nothing contained herein is intended to or shall be construed to prevent either Party from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Failures to Agree.  Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of either Party to respect the arbitral tribunal’s orders to that effect.

Section 6.7  Equitable Relief.  If any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached, in addition to, and not in limitation of, any other remedy available to any Party, an aggrieved Party under this Agreement shall be entitled to seek immediate injunctive relief.  Such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any Party may otherwise have.

Section 6.8  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a Party.  Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.9  Interpretation.

(a)  When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(b)  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 6.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the Parties hereto notwithstanding the fact that all Parties are not signatory to the original or the same counterpart.  For purposes of this Agreement, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

Section 6.11  Further Cooperation.  Each Party agrees to cooperate with the others, at any other Party’s request, to execute any and all documents or instruments, or to obtain any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Agreement.

Section 6.12  Amendment and Waiver.  This Agreement (including the Exhibits hereto) may not be amended or modified except by a writing signed by an authorized signatory of each Party.  No waiver by any Party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

Section 6.13  Waiver of Trial By Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

Section 6.14  Descriptive Headings.  The descriptive headings of the several articles and sections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.15  No Third Party Beneficiaries.  Nothing in this Agreement shall convey any rights upon any Person or entity, which is not a Party or a permitted assignee of a Party to this Agreement.

Section 6.16  No Circumvention.  No Party shall, directly or indirectly, take any action, act in concert with any Person who takes any action, or cause or allow any of such Party’s Affiliates to take any action (including the failure to take a reasonable action), such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement (including all Schedules hereto).

Section 6.17  Certain Definitions.  For purposes of this Agreement, except as otherwise expressly set forth in a Schedule:

(a)  “Affiliate” means (i) with respect to a member of the Travelport Affiliated Group, any other member of the Travelport Affiliated Group, and (ii) with respect to a member of the OWW Affiliated Group, any other member of the OWW Affiliated Group.

(b)  “Agreement” has the meaning set forth in the preamble to this Agreement.

(c)  “Business Day” or “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

(d)  “Competitive Use” means use of Licensed Materials for the purpose of selling or otherwise distributing travel products over the Internet directly and primarily to (i) individual consumers for leisure and unmanaged business travel and/or (ii) corporations for the business use of their business travelers; provided, that the foregoing shall not include (x) any use of particular Licensed Materials carried on by an entity prior to the Effective Date, which use continues following the Effective Date or (y) the sale or distribution of travel products to travel agencies.  Whether any particular use by a particular entity is a “Competitive Use” shall be measured as of the time of the grant of rights to the particular entity (for example, if at the time of a grant of rights with respect to a product or service to an entity, such entity is primarily an offline travel agency, and such travel agency thereafter develops its online travel agency business such that the online travel business becomes the primary or only business of such entity, continued use by such entity shall not be a Competitive Use).

(e)  “Confidential Information” has the meaning set forth in Section 3.3.

(f)  “Dispute” has the meaning set forth in Section 6.6.

(g)  “Effective Date” has the meaning set forth in the recitals.

(h)  “GDS Agreement” means that certain Subscriber Services Agreement, dated as of [____], by and among OWW LLC, Galileo International and Galileo Nederland B.V.

(i)  “Governmental Entity” means any United States federal or state government, or any foreign government, or any agency, bureau, board, commission, court, department, tribunal or instrumentality thereof.

(j)  “Improvements” mean any modification or other derivative work of any intellectual property, including any invention, idea, trade secret, know-how or derivative work which is in some manner dependent upon, or which includes, incorporates or otherwise uses any portion of, such intellectual property, whether or not patentable, copyrightable or otherwise protectable as intellectual property.

(k)  “IP Dispute” means any assertion, action, suit or proceeding with respect to intellectual property brought by a Third Party against a member of the Orbitz Affiliated Group.

(l)  “Licensed Materials” means, with respect to each License Grant, the Software, intellectual property and other items specified in the applicable Schedule, including source code (solely to the extent explicitly stated in the applicable Schedule) and all object code and related documentation thereto.

(m)  “Licensee” means, with respect to each License Grant, the Party listed as Licensee in the applicable Schedule.

(n)  “Licensor” means, with respect to each License Grant, the Party listed as Licensor in the applicable Schedule.

(o)  “Orbitz Parties” means Orbitz, eBookers, TFB, Travelport Development and Neat Group.

(p)  “OWW Affiliated Group” means, collectively, OWW and all of its direct and indirect subsidiaries now or hereafter existing.

(q)  “Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

(r)  “Patent” means all U.S. and foreign patents and patent applications, including divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof.

(s)  “Person” means an association, a corporation, an individual, a partnership, a limited liability company, a trust, or any other entity or organization, including a Governmental Entity.

(t)  “Release Event” means, with respect to a Licensor, any of the following events:  (a) a receiver is appointed for such Licensor or substantially all of its property, (b) such Licensor makes a general assignment for the benefit of its creditors, (c) such Licensor files a voluntary petition in bankruptcy or reorganization or under any other similar insolvency or debtor’s relief law, (d) there is commenced against such Licensor proceedings under any bankruptcy, reorganization, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days after commencement, (e) such Licensor is generally unable to pay its debts as they become due, (f) such Licensor takes formal action to liquidate or dissolve, or (g) such Licensor ceases to operate its business as a going concern for a period of more than five (5) consecutive days, unless such cessation is the result of events that are not primarily related to solvency.

(u)  “Schedule” has the meaning set forth in Section 1.1.

(v)  “Scope of Use” means, with respect to each License Grant, the Scope of Use set forth in the applicable Schedule.

(w)  “Section 365(n)” has the meaning set forth in Section 2.4.

(x)  “Separation Agreement” means the Separation Agreement, dated as of [___], 2007, by and between Orbitz Worldwide Inc. and Travelport Limited.

(y)  “Source Code” means all code written in human readable computer programming language (and related interpreters and/or compilers) that are required to convert to object code (computer-executable form) the programs that comprise the applicable Licensed Materials and all related design documentation (e.g., flowcharts, architectural diagrams, specifications, etc.), excluding third party licensed code and tools.  “Source Code” does not include any object code, databases, customer data of the applicable Licensors or any source code or software licensed from third parties.

(z)  “Subsidiary” means, with respect to any Person, any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

(aa)  “Tax” or “Taxes” shall mean all federal, state, provincial, territorial, national, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, consumption, estimated stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties, assessments or tax charges of any kind whatsoever, imposed or required to be withheld by any Governmental Entity, including interest, additions to Tax or penalties applicable or related thereto.

(bb)  “Term” means, with respect to each License Grant, the Term set forth on the applicable Schedule.

(cc)  “Third Party” means Persons other than a Party or Affiliate thereof.

(dd)  “Travelport Affiliated Group” means, collectively, Travelport and all of its direct and indirect subsidiaries now or hereafter existing, other than members of the OWW Affiliated Group.

(ee)  “Travelport Parties” means Galileo International Tech, Galileo International and Donvand Limited.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf on the day and year first above written.

GALILEO INTERNATIONAL
TECHNOLOGY, LLC

By:
Name:
Title:

GALILEO INTERNATIONAL, LLC

By:
Name:
Title:

ORBITZ, LLC

By:
Name:
Title:

EBOOKERS LIMITED

By:
Name:
Title:

DONVAND LIMITED

By:
Name:
Title:

TRAVELPORT FOR BUSINESS, INC.

By:
Name:
Title:

TRAVELPORT DEVELOPMENT, LLC.

By:
Name:
Title:

NEAT GROUP CORPORATION

By:
Name:
Title: